UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 8, 2013

Date of Report (Date of earliest event reported)

MODERN MOBILITY AIDS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-168983	27-4677038
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1235 Bay St, Suite 400

Toronto, Ontario, M5R 3K4

Attn: Mohamed K. Karatella

(Address of Principal Executive offices)(Zip Code)

(586) 530-5605

(Registrant's telephone number Including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Directors

Effective May 8, 2013, our Board of Directors increased the number of members who serve on the Board of Directors to two persons and appointed Jeffrey W. Leuchter as a member of our Board of Directors. On the same day, our Board of Directors elected Ruy Cabrera to serve as our, and each of our subsidiaries, Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary to serve in place of Antonio Domingues who resigned from such positions. Mr. Leuchter and Mr. Cabrera have no family relationships with any executive officers or directors of the Company or persons nominated or chosen by the Company to become directors or officers. There is no arrangement or understanding pursuant to which Mr. Leuchter was appointed a member of the Board of Directors nor is the Company aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K with respect to either Mr. Leuchter or Mr. Cabrera. On May 9, 2013, Mr. Domingues resigned as member of our Board of Directors which now consists of one member, Mr. Jeffrey W. Leuchter.

Resume of Jeffrey W. Leuchter

Since 1995, Mr. Leuchter has served a business consultant and partner of Shirdan Marketing Solutions whose principle place of business is Toronto, Ontario, Canada. Mr. Leuchter has represented consumer package goods, home decor, furniture manufacturing concerns and importers advising such clients with respect to developing sales models, hiring sales representatives and other business issues. From 2009 to 2012 he served as the Managing Director of Regency Digital Media where he developed a comprehensive business model for the company. From 2009 to 2010 Mr. Leuchter served as managing director of Trimco Wood Products Inc. a manufacturing firm. Mr. Leuchter has also served in management positions for various additional companies.

Resume of Ruy Cabrera

For over 20 years, Mr. Cabrera has served as the Chief Executive Officer of Digital Design Systems whose principle office is in Markham, Ontario, Canada. Digital Design, which is owned by Mr. Cabrera, is an innovative computer technology company providing software development, network instillation and other services. He has managed and supervised projects in excess of $10 million.

Mr. Cabrera founded Canadian Computer System Inc. in 1984 which he subsequently sold. This company performed hardware, software and networking installations services and focused in providing high-level customer care, training and technical support. Mr. Cabrera built this concern into a $10 million annual business with a staff of 19 people.

Mr. Cabrera has served in management positions with various companies in Canada, USA and South America providing services in the technology area. Mr. Cabrera has substantial experience in managing start-ups.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODERN MOBILITY AIDS, INC.
Date: May 9, 2013	(Registrant)

/s/ Ruy Cabrera
Ruy Cabrera, President, Chief Financial Officer, Treasurer, Secretary and Principal Accounting Officer

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